Exhibit 15.0



                     ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS



The Board of Directors
PrivateBancorp, Inc.


         We are aware of the incorporation by reference in the following Registration Statements of our report dated November 14, 2002 relating to our review of the unaudited consolidated interim financial statements of PrivateBancorp, Inc. as of and for the three and nine month periods ended September 30, 2002 that is included in its Form 10-Q for the quarter ended September 30, 2002:


         o Registration Statement (Form S-8 No. 333-43830) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and the PrivateBancorp, Inc. Savings and Retirement Plan (formerly known as The PrivateBank and Trust Company Savings and Retirement Plan)

         o Registration Statement (Form S-8 No. 333-88289) pertaining to the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan


                                             /s/ Ernst & Young LLP

Chicago, Illinois
November 14, 2002